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                                                                   EXHIBIT 10(e)

            OLIN SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN EFFECTIVE JANUARY 1, 1990, AS AMENDED MAY 6, 1994 AND JANUARY 30, 1998
                     AND RESTATED AS OF SEPTEMBER 24, 1998

     Olin Corporation ("Olin") hereby restates the Olin Supplemental Contributing Employee Ownership Plan (the "Plan" or "SCEOP"), effective September 24, 1998. The Plan was originally effective as of January 1, 1990 and was amended as of May 6, 1994 and January 30, 1998. The Plan is intended to be an unfunded, nonqualified deferred compensation plan for certain management and highly compensated employees, as described in Section 201(2) and 301(a)(3) of the Employee Retirement Income Security Act ("ERISA").

     The purpose of this Plan is to provide certain eligible executive employees, whose contributions to the Olin Corporation Contributing Employee Ownership Plan (as from time to time amended, the "CEOP") are limited under Sections 401(a)(17) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (the "Code"), with certain supplemental benefits to make up for such Code-imposed limitations.

                                   ARTICLE I
                      DEFINITIONS AND GENERAL PROVISIONS

     1.1 Except as otherwise provided herein, the terms defined in the CEOP are used herein with the meanings ascribed to them in the CEOP. In addition, when used herein, the following definitions shall apply:

          (a) "CEOP Percentage" means with respect to a SCEOP Participant the annual percentage by which such Participant reduces his Maximum Eligible Compensation on either a before-tax or after-tax basis in calculating Contributions made to the CEOP; provided, however, that, if a Participant's CEOP percentage exceeds six percent (6%), the Participant may elect, for purposes of this Plan, to limit the CEOP percentage used under this Plan to six percent (6%).

          (b) "Company" means Olin Corporation.

          (c) "Compensation" shall have the same meaning as under the CEOP, except that it shall not be subject to the maximum dollar limitation on compensation taken into account for purposes of the CEOP under Section 401(a)(17) of the Code.

          (d) "Dividend Equivalents" means (i) with respect to Olin Phantom Units held in a SCEOP Account, the dollar amount of regular or special dividends actually paid in cash from time to time on the actual number of shares of Olin Common Stock reflected in such Olin Phantom Units; and (ii) effective as of December 31, 1996, with respect to Primex Phantom Units held in a SCEOP Account, the dollar amount of regular or special dividends actually paid in cash from time to time on the actual number of shares of Primex Technologies, Inc. common stock ("Primex Stock") reflected in such Primex
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     Phantom Units. Any Dividend Equivalents issued with respect to Primex
     Phantom Units shall be deemed reinvested in Olin Phantom Units and not Primex Phantom Units.

          (e) "Excess Company Matching Contribution" means, with respect to a SCEOP Participant for a Plan Year, an amount derived by multiplying (i) the percentage used in calculating the Company Matching Contribution (in excess of $25 per month) (as of the date hereof, 50%) under the CEOP, as such percentage changes from time to time, by (ii) the annual Supplemental Plan Contribution for that Participant; provided that, if the participant's CEOP Percentage exceeds six percent (6%), the Supplemental Plan Contribution will be calculated using six percent (6%) for the CEOP Percentage when calculating the Excess Company Matching Contribution.

          (f) "Excess Performance Contribution" means with respect to a SCEOP Participant for a Plan Year, the amount derived by multiplying (i) the percentage used in calculating the Performance Matching Contribution under the CEOP for that year, if any, by (ii) the Supplemental Plan Contribution of that Participant for such year; provided that if such Participant's CEOP Percentage exceeds six percent (6%), the Supplemental Plan Contribution will be calculated using six percent (6%) for the CEOP Percentage when calculating the Excess Performance Contribution.

          (g) "Maximum Eligible Compensation" means the maximum amount of Compensation under Section 401(a)(17) of the Code from which a Participant is permitted to make Contributions to the CEOP, as such maximum amount is adjusted from time to time under the Code.

          (h) "Olin Phantom Units" means phantom units of the CEOP's Olin Common Stock Fund held in the SCEOP, such units consisting of both Olin Stock and cash.

          (i) "Plan Year" shall mean a twelve-month period ending on December
     31.

          (j) "Primex Phantom Units" means, effective on and after December 31, 1996, phantom units of the CEOP's Primex Stock Fund held in the SCEOP, such units consisting of both Primex Stock and cash.

          (k) "SCEOP Participant" with respect to a month in a Plan Year shall mean a Participant whose contributions to the CEOP are limited as a result of the imposition of the limitations set forth in the Sections 401(a)(17) of the Code and who has filed an election to participate in the SCEOP with the Committee.

          (l) "SCEOP Account" for a SCEOP Participant shall mean the Account established under the SCEOP for such Participant holding Olin Phantom Units and/or Primex Phantom Units, and/or any other phantom securities or units created herein.

          (m) "Supplemental Plan Contribution" with respect to a SCEOP Participant shall mean the annual amount by which the SCEOP Participant has elected to reduce his
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     Compensation under this Plan, such amount being equal to the CEOP
     Percentage multiplied by the difference between (i) such Participant's Compensation and (ii) his Maximum Eligible Compensation.

                                  ARTICLE II
                         ELIGIBILITY AND PARTICIPATION

     2.1  Any Employee of the Company who

          (a) is a management employee;

          (b) is a "highly compensated employee" within the meaning of Code
     Section 414(q);

          (c) is participating in the CEOP; and

          (d) whose Compensation or rate of pay is in excess of the limitation contained in Section 401(a)(17) of the Code shall be eligible to participate in this Plan.

     2.2 Each Eligible Employee wishing to participate in this Plan must execute and file a salary reduction agreement in a form acceptable to the Plan Administrator. Such agreement to reduce Compensation shall be made by December 1 of the calendar year prior to the beginning of the Plan Year for which it will be effective and prior to the calendar year in which such Compensation would otherwise be earned, and shall remain in effect for subsequent Plan Years unless revoked by the Participant in writing in a form acceptable to the Plan Administrator. Notwithstanding the foregoing, for the Plan Year in which a Participant first becomes eligible to participate in the Plan, a Participant may make such election within 30 days after he becomes eligible.

     2.3 Any election to reduce salary shall be irrevocable for the Plan Year to which it relates, provided, however, that during a Plan Year a Participant may elect to cease all salary reductions for the remainder of the Plan Year, in which case, no subsequent election shall be effective until the beginning of the next Plan Year.

     2.4 No salary reduction election shall be given effect under this Plan until the Participant has contributed to the CEOP the maximum amount permitted by the CEOP and by applicable law for the Plan Year to which such salary reduction election relates.


                                  ARTICLE III
                          CONTRIBUTIONS AND ACCOUNTS
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     3.1  Each SCEOP Participant who so elects for a Plan Year shall defer the
Supplemental Plan Contribution on a pre-tax basis. For each SCEOP Participant, a SCEOP Account will be established. The Account will contain sub-accounts for each type of contribution credited to the SCEOP Account. For each Plan Year during which a person is a SCEOP Participant and making deferrals, the Participating Employer will credit to the SCEOP Account of each SCEOP Participant the number of Olin Phantom Units equal in value to the sum of (1) the Supplemental Plan Contribution, plus (2) the Excess Company Matching Contribution, plus (3) the Excess Performance Contribution, if any. Such crediting shall occur periodically in accordance with the timing of contributions to the CEOP, in the case of the Supplemental Plan Contributions and Excess Company Matching Contributions, and as soon as administratively feasible following the making of a Performance Matching Contribution under the CEOP, in the case of an Excess Performance Contribution. The SCEOP Account will also be credited with Dividend Equivalents from time to time, in the form of additional Olin Phantom Units when dividends are paid (i) on the actual number of shares of Olin Common Stock reflected in the Olin Phantom Units held in such Account and (ii) on the actual number of shares of Primex Stock reflected in Primex Phantom Units held in such Account.

     3.2 For purposes of calculating the number of Olin Phantom Units to be credited to a Participant's SCEOP Account, the SCEOP shall use the Current Market Value for valuing units in the Olin Common Stock Fund as defined under the CEOP. Olin and Primex Phantom Units will be credited in fractional amounts up to three decimal places.

     3.3 As a result of the spin-off of Primex, Participants' SCEOP Account Balances deemed invested in Olin Phantom Units shall be credited with a dividend deemed invested in Primex Phantom Units. For each Olin Phantom Unit credited to a Participant's SCEOP Account as of December 31, 1996, he shall be credited with a dividend equal to the then current value of the Olin Common Stock Fund, multiplied by a fraction, the numerator of which is equal to one-tenth of the closing price of Primex Common Stock on the NASDAQ on December 31, 1996, and the denominator of which is equal to the closing price of Olin Common Stock on the New York Stock Exchange on December 31, 1996. The number of Primex Phantom Units deemed credited to a SCEOP Participant's Account as a result of the crediting of the dividend described above shall be determined by dividing the amount of such dividend by the Current Market Value of a unit in the Primex Common Stock Fund under the CEOP on December 31, 1996. No new investment shall be permitted in Primex Phantom Units.

     3.4 SCEOP Participants may either retain their Primex Phantom Units or may have their entire Primex Phantom Unit Account Balance deemed transferred at the then Current Market Value and reinvested in Olin Phantom Units at the then Current Market Value. Once Primex Phantom Units are deemed transferred and reinvested, a Participant may not re-direct investment back into Primex Phantom Units. No new investment, whether in the form of Company or Participant contributions or Dividend Equivalents, shall be permitted in Primex Phantom Units.
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     3.5  A Participant shall be fully vested in his Supplemental Plan
Contribution Account Balance, and shall vest in his Excess Company Matching and Excess Performance Contribution Account Balances in accordance with the vesting schedule contained in the CEOP. Nevertheless, each Participant shall be deemed vested in his SCEOP Account Balance to the same extent that he is actually vested in his CEOP Account Balance. A Participant shall be fully vested in his SCEOP Account Balance upon his death, upon his termination of service from the Company and all affiliates after reaching a retirement date under the CEOP, or upon his termination of service due to his Permanent Disability as defined in the CEOP.

     3.6 In the event that the Compensation Committee of the Board ("the Committee") determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Olin Common Stock, Primex Stock, or any other securities of Olin or Primex, issuance of warrants or other rights to purchase Olin Common Stock or other securities or Olin or Primex, or other similar corporate transaction or event affects Olin Common Stock such that the Committee determines an adjustment in Phantom Units under the Plan is appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under this Plan, then the Committee shall, in such manner as it deems equitable, adjust Participants' SCEOP Accounts. In the case of a spin-off, split-up, issuance of an extraordinary stock dividend, or similar transaction, such adjustment, in the Committee's discretion, may result in creation of phantom shares in a separate phantom stock fund, reinvestment of such phantom shares in Olin Phantom Units, and the like. Notwithstanding the foregoing, a Participant to whom Dividend Equivalents have been allocated shall not be entitled to receive a non-cash special or extraordinary dividend or distribution unless the Committee expressly authorizes such receipt.

                                  ARTICLE IV
                                 DISTRIBUTIONS

     4.1 No amounts credited to a Participant's SCEOP Account under this Plan may be withdrawn or distributed prior to the Participant's termination of employment with the Company and all affiliates thereof, including, but not limited to, Olin Corporation and any other corporation in the same controlled group with Olin Corporation (within the meaning of Section 414(b), (c) and (m) of the Code). Amounts credited to a Participant's Account under this Plan may not be loaned to such Participant. Subject to the provisions of Section 4.2, a Participant's SCEOP Account will be distributed in the form elected under
Section 4.3 upon the earliest to occur of the Participant's death, termination of service due to Permanent Disability, retirement or termination of active service from the Company and all affiliates.

     4.2 Each Participant whose employment is transferred from the Company to Primex, in connection with the spin-off of Primex, shall be fully vested in his or her SCEOP Account Balance. Such Balance shall continue to be credited with Dividend Equivalents until it is distributed; however, no such Balance may be distributed until such Participant terminates active service with Primex and its subsidiaries.
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     4.3  Upon becoming a SCEOP Participant, such SCEOP Participant shall elect to receive the value of his SCEOP Account Balance either (i) in a lump sum, or
(ii) in annual installments for a period not to exceed fifteen (15) years, commencing on the earliest to occur of the Participant's death, retirement, termination of service due to Permanent Disability or termination of active employment. A SCEOP Participant may change such election upon written notice to the Plan Administrator, provided no such change shall be given effect if the SCEOP Participant becomes eligible for a distribution from this Plan within twelve (12) months of such change.

     4.4 Installment payments shall commence to be paid as soon as administratively feasible and generally effective as of the first day of the month following a Participant's termination of active service. The Company may delay the payment of any benefit owed hereunder in order to complete the orderly processing of such benefit.

     4.5 Distributions to a SCEOP Participant of his SCEOP Account Balance shall be made only in the form of cash. Except as provided in Section 7.3, the value of the amount of any distribution shall be based on the Current Market Value of units in the Olin Common Stock Fund and, if applicable, Primex Common Stock Fund, as calculated in accordance with the CEOP at the close of business on the last business day immediately preceding the date on which the distribution is to be effective.

     4.6 Any benefit payable under this Plan on account of the death of a Participant shall be paid to the Participant's beneficiary as designated or determined under the terms of the CEOP.

                                   ARTICLE V
                             LIABILITY FOR PAYMENT

     5.1 Each Participating Employer shall pay the benefits provided hereunder with respect to SCEOP Participants who are employed or were formerly employed by it during their participation in the Plan. In the case of a SCEOP Participant who was employed by more than one Participating Employer, the Committee shall allocate the cost of such benefits among such Participating Employers in such manner as it deems equitable. The obligations of the Participating Employer hereunder shall not be funded in any manner. The rights of any person to receive benefits under this Plan are limited to those of a general creditor of the Participating Employer liable for such benefits hereunder.

                                  ARTICLE VI
                          ADMINISTRATION OF THE PLAN

     6.1 The Benefit Plan Review Committee shall be the named Plan Administrator of this Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants (and their Beneficiaries), in accordance with the terms of the Plan. The Plan
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Administrator shall have the absolute discretion and power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan; provided, however, that such interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent of the Plan, the Code and ERISA.


     The Plan Administrator shall:

          (a) determine all questions relating to eligibility of Employees to participate or continue participation in the Plan;

          (b) maintain all necessary records for the administration of the Plan;

          (c) interpret the provisions of the Plan and make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

          (d) assist any Participant regarding his rights, benefits or elections available under the Plan; and

          (e) communicate to Employees, Participants and their Beneficiaries concerning the provisions of the Plan.

     The Plan Administrator shall keep a record of all actions taken and shall keep such other books of account, records and other information that may be necessary for proper administration of the Plan. The Plan Administrator shall file and distribute all reports that may be required by the Internal Revenue Service, Department of Labor or others, as required by law. The Plan Administrator may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

     6.2 Except as otherwise provided herein, all provisions set forth in the CEOP with respect to the administration of the Plan shall also be applicable with respect to this Plan. For purposes of this Plan, the Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company or by Olin Corporation with respect to the CEOP.

                                  ARTICLE VII
                 AMENDMENT, TERMINATION AND CHANGE OF CONTROL

     7.1 The Company reserves the right to amend or terminate this Plan at any time, by action of the Company's Board of Directors, the Compensation Committee of the Board, or such other committee from time to time designated by the Board, and without the consent of any employee or other person.

     7.2 Notwithstanding Section 7.1 above, no amendment or termination of the Plan shall directly or indirectly reduce the balance to the credit of any Participant hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, no additional amounts shall be credited under the terms of the Plan. Notwithstanding the termination of this Plan, amounts credited hereunder shall not be distributed to Participants except as provided in Article IV, above.

     7.3 Upon a Change of Control (as defined below), the Plan shall terminate and the Account Balance of a SCEOP Participant shall be paid in cash to such Participant as promptly as practicable, but in no event later than 30 days following the Change in Control. For purposes of this paragraph, "Change in Control" shall mean that any of the following events shall have occurred:

          (i) Olin ceases to be a publicly owned corporation with at least 1,000 stockholders; or

          (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group ( or a 'person' within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of Olin, becomes the 'beneficial owner' (as defined in Rule 13d-3 of the Act) of 20% or more of the then outstanding voting stock of the Company; or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (together with any new Director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors of the Company then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office; or

          (iv) the Company's Board of Directors determines that a tender offer for the Company's shares indicates a serious intention by the offeror to acquire control of the Company.
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For purposes of computing the payout under this Section 7.3, the cash value of the SCEOP Account of a Participant shall be determined by:

     (i) multiplying the actual number of shares of Olin Common Stock reflected in a Participant's Olin Phantom Units by the greater of (a) the highest Current Market Value of the Common Stock (as defined in the CEOP Plan) on any date within the period commencing thirty (30) days prior to such Change in Control and ending on the date of the Change in Control, or (b) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto;

     (ii) adding any cash portion attributable to a Participant's Olin Phantom Units held in his SCEOP Account; then

     (iii) adding the then Current Market Value of that portion of a Participant's SCEOP Account which is deemed invested in Primex Units (and any other phantom units or stock fund established in the SCEOP).

                                 ARTICLE VIII
                              GENERAL PROVISIONS

     8.1 The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distribution hereunder. The right of a Participant or his designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated Beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to the SCEOP Accounts of Participants shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

     8.2 Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

     8.3 No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

     8.4 No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.
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     8.5  The Plan shall be construed and administered under the laws of the
State of Connecticut, to the extent not preempted by federal law.

     8.6 If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

     8.7 The Plan shall not be automatically terminated by a transfer or sale of all or substantially all of the assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate, subject to the provisions of Section 7.2.

     8.8 Each Participant shall keep the Company informed of his current address and the current address of his designated Beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of any or all of the Participant's Accounts may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any designated Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated Beneficiary and such benefit shall be irrevocably forfeited.

     8.9 This Plan shall constitute the entire agreement between the Company and its executives concerning the provision of supplemental CEOP benefits.

     8.10 Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

     IN WITNESS WHEREOF, Olin Corporation has caused this Plan to be executed by its duly authorized officer as of September 24, 1998.


                              OLIN CORPORATION



                              By:_____________________________
                                  Its